UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 23, 2006
(Date of Earliest Event Reported)

CENTURION GOLD HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	000-49810 (Commission File Number)	65-1129207 (I.R.S. Employer Identification No.)

12 Main Reef Road, Primrose, South Africa 1401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +27(11) 873-5315

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2005, Centurion Gold Holdings, Inc. (the “Registrant”) entered into an agreement with Escopeta Oil Co., LLC (“Escopeta”) whereby the Company agreed to purchase certain oil and gas interests of Escopeta (the “Escopeta Project”).

On October 28, 2005, the Company entered into an agreement (the “Carbon Agreement”) with Carbon Investments Limited (“Carbon”) pursuant to which Carbon and Centurion agreed to joint venture the Escopeta Project. The Carbon Agreement further provided that Carbon was to have a 60% interest in the rights under the Escopeta Project and Centurion was to have a 40% interest. In addition, Centurion granted Carbon a one-year option to purchase up to 20,000,000 shares of Centurion common stock at $0.50 per share. Such option was never exercised.

On September 23, 2006, Carbon and Centurion agreed to cancel the Carbon Agreement. In connection therewith, in September 2006, Centurion and Escopeta entered into an Restated and Amended Exploration Agreement.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) None.
(b) None.
(c) None.

(d)	Exhibit Number	Description

	10.1	Termination Agreement, dated September 23, 2006
	10.2	Restated and Amended Exploration Agreement, dated September 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

CENTURION GOLD HOLDINGS, INC.

By:	/s/ Arthur Johnson
Arthur Johnson
President and Chief Executive Officer

September 28, 2006